Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports Full Year and Fourth Quarter 2022 Results

For Release January 30, 2023

•	Full year 2022 net income of $219.7 million decreased 3% compared to 2021
•	Full year 2022 diluted earnings per common share of $4.47 decreased 6% compared to 2021
•	Fourth quarter 2022 net income of $57.2 million increased 4% compared to fourth quarter of 2021 and decreased 2% compared to the third quarter 2022
•	Fourth quarter 2022 diluted earnings per common share of $1.12 decreased 2% compared to the fourth quarter of 2021 and decreased 8% compared to the third quarter of 2022
•	Total assets of $12.6 billion increased 5% compared to September 30, 2022, and increased 12% compared to December 31, 2021
•	Loans receivable of $7.4 billion, net of allowance for credit losses on loans, increased $0.5 billion, or 7%, compared to September 30, 2022, and increased $1.7 billion, or 29% compared to December 31, 2021
•	Net interest margin was 3.13% in the fourth quarter of 2022 compared to 2.70% in the fourth quarter of 2021 and 3.05% in the third quarter of 2022
•	Efficiency ratio was 31.3% in the fourth quarter of 2022 compared to 33.3% in the fourth quarter of 2021 and 30.5% in the third quarter of 2022
•	Tangible book value per common share of $21.88 increased 22% compared to $17.96 in the fourth quarter of 2021 and increased 5% compared to $20.78 in the third quarter of 2022
•	On November 3, 2022, the Company completed a $284 million securitization of 16 multi-family mortgage loans through a Freddie Mac-sponsored Q-Series transaction

CARMEL, Indiana – (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank of Indiana, today reported fourth quarter 2022 net income of $57.2 million, or diluted earnings per common share of $1.12. This compared to $55.2 million, or diluted earnings per common share of $1.14 in the fourth quarter of 2021, and compared to $58.5 million, or diluted earnings per common share of $1.22 in the third quarter of 2022.

“We had a strong finish to 2022, on the heels of a $1.2 billion multi-family loan securitization and a $142.5 million preferred capital raise in the last quarter to support the loan growth in our pipeline. We continued our momentum of loan growth and executed our strategy to add shareholder value in any economic or interest rate environment. Tangible book value grew by 22%, to $21.88 per share during 2022 and our efficiency ratio remained at an industry-leading 31.3% for the year. The Company continues to enhance its product offerings and is well positioned to continue delivering superior results for the foreseeable future,” said Michael F. Petrie, Chairman and CEO of Merchants.

Michael J. Dunlap, President and Chief Operating Officer of Merchants, added, “Our team has surpassed all expectations in 2022 by providing strong results and new opportunities to add value to our customers. Their focus and dedication to executing well in a dynamic interest rate environment has led to our continued success and excitement about what is on the horizon in 2023.”

Net income for the fourth quarter 2022 increased by $2.0 million, or 4% compared to the fourth quarter of 2021, primarily driven by a $22.7 million, or 31% increase in net interest income that was partially offset by a $17.2 million, or 60%, decrease in gain on sale of loans and a $3.8 million, or 148%, increase in provision for credit losses.

Net income for the fourth quarter 2022 decreased by $1.3 million, or 2%, compared to the third quarter of 2022, primarily driven by a $6.2 million, or 21%, decrease in noninterest income, a $4.2 million increase in provision for credit losses, and a $2.2 million, or 6%, increase in noninterest expense that was partially offset by a $10.0 million, or 12% increase in net interest income.

Total Assets

Total assets of $12.6 billion at December 31, 2022 increased 5%, compared to September 30, 2022, and increased 12%, compared to December 31, 2021. Increases compared to both periods were primarily due to significant growth in the multi-family and healthcare loan portfolios, as well as an increase in held to maturity securities that were acquired in connection with the Company’s loan sales and securitizations.

Return on average assets was 1.84% for the fourth quarter of 2022 compared to 2.02% for the fourth quarter of 2021 and 2.05% for the third quarter of 2022.

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Asset Quality

The allowance for credit losses on loans of $44.0 million at December 31, 2022 increased $5.0 million compared to September 30, 2022 and increased $12.7 million compared to December 31, 2021. The increases were primarily due to growth in the multi-family, commercial, residential, and healthcare loan portfolios, as well as revisions to market forecasts for unemployment and home price indices.

Non-performing loans were $26.7 million, or 0.38%, of loans receivable at December 31, 2022, compared to 0.38% at September 30, 2022 and 0.01% at December 31, 2021. The increase compared to both periods was primarily due to the delinquency of one healthcare customer that is fully collateralized and full payment is expected.

Total Deposits

Total deposits of $10.1 billion at December 31, 2022 decreased $248.1 million, or 2%, compared to September 30, 2022, and increased $1.1 billion, or 12%, compared to December 31, 2021. The decrease compared September 30, 2022, was primarily due to a decrease in demand deposit accounts that was partially offset by an increase in certificates of deposits. The increase compared to December 31, 2021, was primarily due to an increase in brokered certificates of deposit that was partially offset by a decrease in demand accounts.

Total brokered deposits of $2.8 billion at December 31, 2022 increased $544.1 million, or 25%, from September 30, 2022 and increased $603.0 million, or 28%, from December 31, 2021. Brokered deposits represented 27% of total deposits at December 31, 2022 compared to 22% of total deposits at September 30, 2022 and 24% of total deposits at December 31, 2021. As of December 31, 2022, brokered certificates of deposit had a weighted average remaining duration of 73 days, with none exceeding 180 days.

The Company continues to offer new products, such as adjustable-rate certificates of deposits, to minimize interest rate risks by aligning the rate and duration characteristics of its deposit and loan portfolios.

Liquidity

Cash balances of $226.2 million at December 31, 2022 decreased by $97.8 million compared to September 30, 2022 and decreased by $806.5 million compared to December 31, 2021. The Company continues to have significant borrowing capacity, with unused lines of credit totaling $3.1 billion at December 31, 2022 compared to $2.8 billion at September 30, 2022 and $2.4 billion at December 31, 2021. This liquidity enhances the ability to effectively manage interest expense and asset levels in the future. Additionally, the Company’s business model is designed to continuously sell a significant portion of its loans, which provides flexibility in managing its liquidity.

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Comparison of Operating Results for the Three Months Ended

December 31, 2022 and 2021

Net Interest Income of $95.4 million increased $22.7 million, or 31% compared to $72.7 million, reflecting higher yields and average balances on loans and loans held for sale, as well as securities held to maturity, which were partially offset by higher interest rates on deposits and borrowings.

•	Interest rate spread of 2.69% increased 7 basis points compared to 2.62%.
•	Net interest margin of 3.13% increased 43 basis points compared to 2.70%.

Interest Income of $181.4 million increased 120% compared to $82.6 million, reflecting an increase in both yields and average balances of loans and loans held for sale, as well as new balances in securities held to maturity.

•	Average balances of $10.3 billion for loans and loans held for sale increased 14% compared to $9.1 billion.
•	Average yield on loans and loans held for sale of 6.34% increased 297 basis points compared to 3.37%.

Interest Expense of $86.0 million increased $76.2 million, or 774%, compared to $9.8 million. Interest expense on deposits of $81.1 million increased $72.6 million, or 855%, compared $8.5 million, primarily reflecting higher rates on interest bearing checking, money market, and certificates of deposit accounts.

•	Average balances of $10.0 billion for interest-bearing deposits increased 20% compared to $8.3 billion.
•	Average interest rates of 3.22% for interest-bearing deposits increased 281 basis points compared to 0.41%.

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Noninterest Income of $23.0 million decreased $17.3 million, or 43%, compared to $40.3 million, primarily due to a $17.2 million decrease in gain on sale of loans, partially offset by a $1.3 million increase in loan servicing fees.

•	The decrease in gain on sale of loans was associated with a business mix shift in multi-family lending, from volumes sold in the secondary market towards those maintained on the balance sheet.
•	Loan servicing fees included a $0.2 million negative fair market value adjustment to mortgage servicing rights, with a $0.6 million negative adjustment in the Banking segment and a $0.4 million positive adjustment in the Multi-family Mortgage Banking segment. This compared to a $1.9 million positive fair market value adjustment to mortgage servicing rights, of which $0.9 million was in the Banking segment and $1.0 million was in the Multi-family Mortgage Banking segment.

Noninterest Expense of $37.1 million decreased $0.5 million, or 1%, compared to $37.6 million, primarily due to decreases in salaries and employee benefits from lower commissions on gain on sale of loans.

•	The efficiency ratio of 31.3% decreased 197 basis points compared to 33.3%.

Comparison of Operating Results for the Three Months Ended

December 31, 2022 and September 30, 2022

Net Interest Income of $95.4 million increased $10.0 million, or 12% compared to $85.4 million, reflecting higher yields and average balances on loans and loans held for sale that were partially offset by higher interest rates and average balances on deposits and borrowings.

•	Interest rate spread of 2.69% decreased 8 basis points compared to 2.77%.
•	Net interest margin of 3.13% increased 8 basis points compared to 3.05%.

Interest Income of $181.4 million increased $47.3 million, or 35%, compared to $134.1 million, reflecting an increase in yields and average balances of loans and loans held for sale, as well as an increase in balances of securities held to maturity.

•	Average balances of $10.3 billion for loans and loans held for sale increased $54.5 million, or 1%, compared to $10.2 billion.
•	Average yield on loans and loans held for sale of 6.34% increased 134 basis points compared to 5.00%.

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Interest Expense of $86.0 million increased $37.3 million, or 77%, compared to $48.7 million. Interest expense on deposits of $81.1 million increased $36.1 million, or 80%, compared to $45.0 million, reflecting higher interest rates on interest bearing checking, money market, and certificates of deposit accounts.

•	Average balances of $10.0 billion for interest-bearing deposits increased $1.0 billion, or 11%, compared to $9.0 billion.
•	Average interest rates of 3.22% for interest-bearing deposits increased 124 basis points compared to 1.98%.

Noninterest Income of $23.0 million decreased $6.2 million, or 21%, compared $29.2 million, primarily due to a $5.5 million, or 67% decrease in loan servicing fees related to lower fair market value adjustments to mortgage servicing rights, and a $2.1 million, or 16%, decrease in gain on sale of loans.

•	The decrease in gain on sale of loans was associated with lower volume in the secondary market for multi-family loans.
•	Loan servicing fees included a $0.2 million negative fair market value adjustment to mortgage servicing rights, with a $0.6 million negative adjustment in the Banking segment and a $0.4 million positive adjustment in the Multi-family Mortgage Banking segment. This compared to a $4.6 million positive fair market value adjustment to servicing rights, of which $0.9 million was in the Banking segment and $3.7 million was in the Multi-family Mortgage Banking segment.

Noninterest Expense of $37.1 million increased $2.2 million, or 6%, compared to $35.0 million, primarily due to increases in professional fees related to growth in the low-income housing tax credit syndication business.

•	The efficiency ratio of 31.3% increased 80 basis points compared to 30.5%.

About Merchants Bancorp

Ranked as a top performing U.S. public bank by S&P Global Market Intelligence, Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple segments, including Multi-family Mortgage Banking that offers multi-family housing and healthcare facility financing and servicing; Mortgage Warehousing that offers mortgage warehouse financing; and Banking that offers retail and correspondent residential mortgage banking, agricultural lending, and traditional community banking. Merchants Bancorp, with $12.6 billion in assets and $10.1 billion in deposits as of December 31, 2022, conducts its business primarily through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Merchants Capital Investments, LLC, Merchants Capital Servicing, LLC, Merchants Asset Management, LLC, Farmers-Merchants Bank of Illinois, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbancorp.com.

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Forward-Looking Statements

This press release contains forward-looking statements which reflect management’s current views with respect to, among other things, future events and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control, such as the potential impacts of the COVID-19 pandemic. Accordingly, management cautions that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated in these forward-looking statements, including the impacts of the COVID-19 pandemic, such as the severity, magnitude, duration and businesses’ and governments’ responses thereto, on the Company’s operations and personnel, and on activity and demand across its businesses, and other factors identified in "Risk Factors" or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

MEDIA CONTACT: REBECCA MARSH

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

INVESTOR CONTACT: JOHN MACKE

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com

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Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Assets
Cash and due from banks	$22,170	$13,796	$10,714	$9,853	$14,030
Interest-earning demand accounts	203,994	310,165	247,432	401,668	1,018,584
Cash and cash equivalents	226,164	323,961	258,146	411,521	1,032,614
Securities purchased under agreements to resell	3,464	3,497	3,520	4,798	5,888
Mortgage loans in process of securitization	154,194	137,448	323,046	324,280	569,239
Securities available for sale	323,337	322,069	336,814	314,266	310,629
Securities held to maturity	1,119,078	1,005,487	—	—	—
Federal Home Loan Bank (FHLB) stock	39,130	39,130	39,130	28,804	29,588
Loans held for sale (includes $82,192, $68,785, $41,991, $14,567 and $48,583, respectively, at fair value)	2,910,576	2,844,750	2,759,116	2,289,094	3,303,199
Loans receivable, net of allowance for credit losses on loans of $44,014, $38,996, $37,474, $32,102 and $31,344, respectively	7,426,858	6,919,128	7,033,203	5,976,960	5,751,319
Premises and equipment, net	35,438	35,492	35,085	34,559	31,212
Servicing rights	146,248	144,984	130,710	121,036	110,348
Interest receivable	56,262	40,170	26,184	23,499	24,103
Goodwill	15,845	15,845	15,845	15,845	15,845
Intangible assets, net	1,186	1,307	1,441	1,574	1,707
Other assets and receivables	157,447	145,454	123,815	104,356	92,947
Total assets	$12,615,227	$11,978,722	$11,086,055	$9,650,592	$11,278,638
Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$326,875	$315,868	$444,461	$461,193	$641,442
Interest-bearing	9,744,470	10,003,611	7,855,277	7,014,628	8,341,171
Total deposits	10,071,345	10,319,479	8,299,738	7,475,821	8,982,613
Borrowings	930,392	97,279	1,440,904	879,929	1,033,954
Deferred and current tax liabilities, net	19,613	19,124	19,414	30,695	19,170
Other liabilities	134,138	130,250	97,460	75,644	87,492
Total liabilities	11,155,488	10,566,132	9,857,516	8,462,089	10,123,229
Commitments and Contingencies
Shareholders' Equity
Common stock, without par value
Authorized - 75,000,000 shares, 75,000,000 shares, 75,000,000 shares, 50,000,000 shares and 50,000,000 shares
Issued and outstanding - 43,113,127 shares, 43,109,578 shares, 43,106,505 shares, 43,267,776 shares and 43,180,079 shares	137,781	137,226	136,671	137,882	137,565
Preferred stock, without par value - 5,000,000 total shares authorized
7% Series A Preferred stock - $25 per share liquidation preference
Authorized - 3,500,000 shares
Issued and outstanding - 2,081,800 shares	50,221	50,221	50,221	50,221	50,221
6% Series B Preferred stock - $1,000 per share liquidation preference
Authorized - 125,000 shares
Issued and outstanding - 125,000 shares (equivalent to 5,000,000 depositary shares)	120,844	120,844	120,844	120,844	120,844
6% Series C Preferred stock - $1,000 per share liquidation preference
Authorized - 200,000 shares
Issued and outstanding - 196,181 shares (equivalent to 7,847,233 depositary shares)	191,084	191,084	191,084	191,084	191,084
8.25% Series D Preferred stock - $1,000 per share liquidation preference
Authorized - 300,000 shares
Issued and outstanding - 142,500 shares (equivalent to 5,700,000 depositary shares)	137,459	137,371	—	—	—
Retained earnings	832,871	787,530	737,789	694,776	657,149
Accumulated other comprehensive loss	(10,521)	(11,686)	(8,070)	(6,304)	(1,454)
Total shareholders' equity	1,459,739	1,412,590	1,228,539	1,188,503	1,155,409
Total liabilities and shareholders' equity	$12,615,227	$11,978,722	$11,086,055	$9,650,592	$11,278,638

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Three Months Ended			Change
	December 31, 2022	September 30, 2022	December 31, 2021	4Q22 vs. 3Q22	4Q22 vs. 4Q21
Interest Income
Loans	$164,682	$129,101	$77,113	28%	114%
Mortgage loans in process of securitization	2,551	2,162	4,018	18%	-37%
Investment securities:
Available for sale - taxable	704	485	1,007	45%	-30%
Available for sale - tax exempt	—	—	9	—	-100%
Held to maturity	11,412	970	—	1076%	100%
Federal Home Loan Bank stock	288	379	177	-24%	63%
Other	1,802	1,015	261	78%	590%
Total interest income	181,439	134,112	82,585	35%	120%
Interest Expense
Deposits	81,062	45,002	8,492	80%	855%
Borrowed funds	4,967	3,725	1,350	33%	268%
Total interest expense	86,029	48,727	9,842	77%	774%
Net Interest Income	95,410	85,385	72,743	12%	31%
Provision for credit losses	6,407	2,225	2,585	188%	148%
Net Interest Income After Provision for Credit Losses	89,003	83,160	70,158	7%	27%
Noninterest Income
Gain on sale of loans	11,267	13,354	28,430	-16%	-60%
Loan servicing fees, net	2,691	8,169	1,382	-67%	95%
Mortgage warehouse fees	1,081	1,105	2,469	-2%	-56%
Gains on sale of investments available for sale (1)	—	—	191	—	-100%
Syndication and asset management fees	4,207	3,073	5,329	37%	-21%
Other income	3,736	3,485	2,470	7%	51%
Total noninterest income	22,982	29,186	40,271	-21%	-43%
Noninterest Expense
Salaries and employee benefits	22,290	23,027	25,387	-3%	-12%
Loan expenses	1,082	1,226	1,479	-12%	-27%
Occupancy and equipment	2,377	1,967	2,069	21%	15%
Professional fees	3,739	2,429	3,325	54%	12%
Deposit insurance expense	1,279	755	705	69%	81%
Technology expense	1,417	1,325	1,123	7%	26%
Other expense	4,925	4,222	3,558	17%	38%
Total noninterest expense	37,109	34,951	37,646	6%	-1%
Income Before Income Taxes	74,876	77,395	72,783	-3%	3%
Provision for income taxes (2)	17,720	18,907	17,582	-6%	1%
Net Income	$57,156	$58,488	$55,201	-2%	4%
Dividends on preferred stock	(8,797)	(5,729)	(5,728)	54%	54%
Net Income Allocated to Common Shareholders	$48,359	$52,759	$49,473	-8%	-2%
Basic Earnings Per Share	$1.12	$1.22	$1.15	-8%	-3%
Diluted Earnings Per Share	$1.12	$1.22	$1.14	-8%	-2%
Weighted-Average Shares Outstanding
Basic	43,111,353	43,107,975	43,179,377
Diluted	43,274,758	43,258,925	43,399,064

(1) Includes $0, $0, and $191 respectively, related to accumulated other comprehensive earnings reclassifications.

(2) Includes $0, $0, and $(46) respectively, related to income tax (expense)/benefit for reclassification items.

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Twelve Months Ended
	December 31,	December 31,
	2022	2021	Change
Interest Income
Loans	$451,973	$293,830	54%
Mortgage loans in process of securitization	8,407	12,746	-34%
Investment securities:
Available for sale - taxable	2,807	3,309	-15%
Available for sale - tax exempt	—	41	-100%
Held to maturity	12,382	—	100%
Federal Home Loan Bank stock	1,220	1,143	7%
Other	4,044	817	395%
Total interest income	480,833	311,886	54%
Interest Expense
Deposits	149,645	28,256	430%
Borrowed funds	12,637	5,636	124%
Total interest expense	162,282	33,892	379%
Net Interest Income	318,551	277,994	15%
Provision for credit losses	17,295	5,012	245%
Net Interest Income After Provision for Credit Losses	301,256	272,982	10%
Noninterest Income
Gain on sale of loans	64,150	111,185	-42%
Loan servicing fees, net	30,198	16,373	84%
Mortgage warehouse fees	5,394	12,396	-56%
Gains on sale of investments available for sale (1)	—	191	-100%
Syndication and asset management fees	9,493	6,507	46%
Other income	16,701	10,681	56%
Total noninterest income	125,936	157,333	-20%
Noninterest Expense
Salaries and employee benefits	89,085	85,727	4%
Loan expenses	4,703	7,657	-39%
Occupancy and equipment	8,169	7,365	11%
Professional fees	9,065	5,427	67%
Deposit insurance expense	3,463	2,691	29%
Technology expense	5,282	4,200	26%
Other expense	16,283	12,318	32%
Total noninterest expense	136,050	125,385	9%
Income Before Income Taxes	291,142	304,930	-5%
Provision for income taxes (2)	71,421	77,826	-8%
Net Income	$219,721	$227,104	-3%
Dividends on preferred stock	(25,983)	(20,873)	24%
Net Income Allocated to Common Shareholders	$193,738	$206,231	-6%
Basic Earnings Per Share	$4.49	$4.78	-6%
Diluted Earnings Per Share	$4.47	$4.76	-6%
Weighted-Average Shares Outstanding
Basic	43,164,477	43,172,078
Diluted	43,316,904	43,325,303

(1) Includes $0 and $191 respectively, related to accumulated other comprehensive earnings reclassifications.

(2) Includes $0 and $(46) respectively, related to income tax (expense)/benefit for reclassification items.

Key Operating Results

(Unaudited)

($ in thousands, except share data)

	Three Months Ended			Change
	December 31, 2022	September 30, 2022	December 31, 2021	4Q22 vs. 3Q22		4Q22 vs. 4Q21
Noninterest expense	$37,109	$34,951	$37,646	6%		-1%

Net interest income (before provision for credit losses)	95,410	85,385	72,743	12%		31%
Noninterest income	22,982	29,186	40,271	-21%		-43%
Total income	$118,392	$114,571	$113,014	3%		5%

Efficiency ratio	31.34%	30.51%	33.31%	83	bps	(197	)bps

Average assets	$12,457,893	$11,437,805	$10,945,026	9%		14%
Net income	57,156	58,488	55,201	-2%		4%
Return on average assets before annualizing	0.46%	0.51%	0.50%
Annualization factor	4.00	4.00	4.00
Return on average assets	1.84%	2.05%	2.02%	(21	)bps	(18	)bps
Return on average tangible common shareholders' equity (1)	20.81%	23.92%	26.04%	(311	)bps	(523	)bps
Tangible book value per common share (1)	$21.88	$20.78	$17.96	5%		22%
Tangible common shareholders' equity/tangible assets (1)	7.49%	7.49%	6.89%	-	bps	60	bps

Consolidated ratios
Total capital/risk-weighted assets(2)	12.0%	12.5%	N/A
Tier I capital/risk-weighted assets(2)	11.6%	12.1%	N/A
Common Equity Tier I capital/risk-weighted assets(2)	7.6%	7.8%	N/A
Tier I capital/average assets(2)	11.7%	12.3%	10.4%

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures" below:

(2) As defined by regulatory agencies; December 31, 2022 shown as estimates and prior periods shown as reported.

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Three Months Ended			Change
	December 31, 2022	September 30, 2022	December 31, 2021	4Q22 vs. 3Q22		4Q22 vs. 4Q21
Net income	$57,156	$58,488	$55,201	-2%		4%
Less: preferred stock dividends	(8,797)	(5,729)	(5,728)	54%		54%
Net income available to common shareholders	$48,359	$52,759	$49,473	-8%		-2%

Average shareholders' equity	$1,445,995	$1,267,160	$1,139,714	14%		27%
Less: average goodwill & intangibles	(17,094)	(17,228)	(17,626)	-1%		-3%
Less: average preferred stock	(499,529)	(367,726)	(362,149)	36%		38%
Average tangible common shareholders' equity	$929,372	$882,206	$759,939	5%		22%

Annualization factor	4.00	4.00	4.00
Return on average tangible common shareholders' equity	20.81%	23.92%	26.04%	(311	)bps	(523	)bps

Total equity	$1,459,739	$1,412,590	$1,155,409	3%		26%
Less: goodwill and intangibles	(17,031)	(17,152)	(17,552)	-1%		-3%
Less: preferred stock	(499,608)	(499,520)	(362,149)	—		38%
Tangible common shareholders' equity	$943,100	$895,918	$775,708	5%		22%

Assets	$12,615,227	$11,978,722	$11,278,638	5%		12%
Less: goodwill and intangibles	(17,031)	(17,152)	(17,552)	-1%		-3%
Tangible assets	$12,598,196	$11,961,570	$11,261,086	5%		12%

Ending common shares	43,113,127	43,109,578	43,180,079

Tangible book value per common share	$21.88	$20.78	$17.96	5%		22%
Tangible common shareholders' equity/tangible assets	7.49%	7.49%	6.89%	-	bps	60	bps

Key Operating Results

(Unaudited)

($ in thousands, except share data)

	Twelve Months Ended
	December 31,	December 31,
	2022	2021	Change
Noninterest expense	$136,050	$125,385	9%

Net interest income (before provision for credit losses)	318,551	277,994	15%
Noninterest income	125,936	157,333	-20%
Total income	$444,487	$435,327	2%

Efficiency ratio	30.61%	28.80%	181	bps

Average assets	$11,044,889	$10,188,953	8%
Net income	219,721	227,104	-3%
Return on average assets before annualizing	1.99%	2.23%
Annualization factor	1.00	1.00
Return on average assets	1.99%	2.23%	(24	)bps

Return on average tangible common shareholders' equity (1)	22.50%	30.10%	(760	)bps

Tangible book value per common share (1)	$21.88	$17.96	22%

Tangible common shareholders' equity/tangible assets (1)	7.49%	6.89%	60	bps

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures" below:

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Twelve Months Ended
	December 31,	December 31,
	2022	2021	Change
Net income	$219,721	$227,104	-3%
Less: preferred stock dividends	(25,983)	(20,873)	24%
Net income available to common shareholders	$193,738	$206,231	-6%

Average shareholders' equity	$1,276,443	$1,028,834	24%
Less: average goodwill & intangibles	(17,293)	(17,841)	-3%
Less: average preferred stock	(398,182)	(325,904)	22%
Average tangible common shareholders' equity	$860,968	$685,089	26%

Annualization factor	1.00	1.00
Return on average tangible common shareholders' equity	22.50%	30.10%	(760	)bps

Total equity	$1,459,739	$1,155,409	26%
Less: goodwill and intangibles	(17,031)	(17,552)	-3%
Less: preferred stock	(499,608)	(362,149)	38%
Tangible common shareholders' equity	$943,100	$775,708	22%

Assets	$12,615,227	$11,278,638	12%
Less: goodwill and intangibles	(17,031)	(17,552)	-3%
Tangible assets	$12,598,196	$11,261,086	12%

Ending common shares	43,113,127	43,180,079

Tangible book value per common share	$21.88	$17.96	22%
Tangible common shareholders' equity/tangible assets	7.49%	6.89%	60	bps

Merchants Bancorp

Average Balance Analysis

($ in thousands)

(Unaudited)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:

Interest-bearing deposits, and other	$225,274	$2,090	3.68%	$211,653	$1,394	2.61%	$698,263	$438	0.25%
Securities available for sale - taxable	323,510	704	0.86%	331,796	485	0.58%	308,581	1,007	1.29%
Securities available for sale - tax exempt	—	—		—	—		1,204	9	2.97%
Securities held to maturity	1,002,446	11,412	4.52%	98,363	970	3.91%	—	—
Mortgage loans in process of securitization	234,248	2,551	4.32%	235,230	2,162	3.65%	621,946	4,018	2.56%
Loans and loans held for sale	10,299,795	164,682	6.34%	10,245,294	129,101	5.00%	9,064,880	77,113	3.37%
Total interest-earning assets	12,085,273	181,439	5.96%	11,122,336	134,112	4.78%	10,694,874	82,585	3.06%
Allowance for credit losses on loans	(40,339)			(39,325)			(29,801)
Noninterest-earning assets	412,959			354,794			279,953

Total assets	$12,457,893			$11,437,805			$10,945,026

Liabilities & Shareholders' Equity:

Interest-bearing checking	4,520,785	37,929	3.33%	4,207,217	21,980	2.07%	4,325,991	2,094	0.19%
Savings deposits	252,787	304	0.48%	239,262	162	0.27%	223,912	35	0.06%
Money market	2,745,904	23,958	3.46%	2,523,315	13,094	2.06%	2,528,453	5,018	0.79%
Certificates of deposit	2,474,427	18,871	3.03%	2,030,152	9,766	1.91%	1,220,392	1,345	0.44%
Total interest-bearing deposits	9,993,903	81,062	3.22%	8,999,946	45,002	1.98%	8,298,748	8,492	0.41%

Borrowings	451,467	4,967	4.36%	588,582	3,725	2.51%	620,173	1,350	0.86%
Total interest-bearing liabilities	10,445,370	86,029	3.27%	9,588,528	48,727	2.02%	8,918,921	9,842	0.44%

Noninterest-bearing deposits	419,008			474,925			795,704
Noninterest-bearing liabilities	147,520			107,192			90,687

Total liabilities	11,011,898			10,170,645			9,805,312

Shareholders' equity	1,445,995			1,267,160			1,139,714

Total liabilities and shareholders' equity	$12,457,893			$11,437,805			$10,945,026

Net interest income		$95,410			$85,385			$72,743

Net interest spread			2.69%			2.77%			2.62%

Net interest-earning assets	$1,639,903			$1,533,808			$1,775,953

Net interest margin			3.13%			3.05%			2.70%

Average interest-earning assets to average interest-bearing liabilities			115.70%			116.00%			119.91%

Supplemental Results

(Unaudited)

($ in thousands)

	Net Income			Net Income
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021
Segment
Multi-family Mortgage Banking	$10,228	$13,366	$14,124	$54,642	$51,504
Mortgage Warehousing	11,776	11,801	21,311	48,604	95,159
Banking	40,181	39,344	22,629	134,221	90,858
Other	(5,029)	(6,023)	(2,863)	(17,746)	(10,417)
Total	$57,156	$58,488	$55,201	$219,721	$227,104

	Total Assets
	December 31,	September 30,	December 31,
	2022	2022	2021
Segment
Multi-family Mortgage Banking	$351,274	$343,443	$296,129
Mortgage Warehousing	2,519,810	2,735,278	3,977,537
Banking	9,587,544	8,760,416	6,929,565
Other	156,599	139,585	75,407
Total	$12,615,227	$11,978,722	$11,278,638

	Gain on Sale of Loans			Gain on Sale of Loans
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021
Loan Type
Multi-family	10,241	$12,002	$24,797	$56,819	$93,350
Single-family	132	138	1,086	1,133	8,763
Small Business Association (SBA)	894	1,214	2,547	6,198	9,072
Total	$11,267	$13,354	$28,430	$64,150	$111,185

	Loans Receivable and Loans Held for Sale
	December 31,	September 30,	December 31,
	2022	2022	2021
Mortgage warehouse lines of credit	$464,785	$815,084	$781,437
Residential real estate	1,178,401	1,030,075	843,101
Multi-family financing	3,135,535	2,766,950	2,702,042
Healthcare financing	1,604,341	1,429,675	826,157
Commercial and commercial real estate (1)	978,661	810,731	520,199
Agricultural production and real estate	95,651	91,913	97,060
Consumer and margin loans	13,498	13,696	12,667
	7,470,872	6,958,124	5,782,663
Less: Allowance for credit losses on loans	44,014	38,996	31,344
Loans receivable	$7,426,858	$6,919,128	$5,751,319

Loans held for sale	2,910,576	2,844,750	3,303,199
Total loans, net of allowance	$10,337,434	$9,763,878	$9,054,518

(1)     Includes $497.0 million and $209.8 million of revolving  lines of credit collateralized primarily by single-family mortgage servicing rights as of December 31, 2022 and 2021, respectively.